Exhibit 99.1
News Release
Streamline Health Solutions, Inc.
COMPANY CONTACT:
Paul W. Bridge, Jr.
Chief Financial Officer
(513) 794-7100
FOR IMMEDIATE RELEASE
STREAMLINE HEALTH SOLUTIONS, INC. REPORTS FOURTH QUARTER
AND FISCAL YEAR 2007 RESULTS
Cincinnati, Ohio, March 31, 2008 —Streamline Health Solutions, Inc. (NASDAQ Capital Market: STRM) today announced the financial results for the fourth quarter and fiscal year ended January 31, 2008.
Revenues in the fourth quarter of fiscal year 2007 were $5.6 million, a 47% increase, compared with $3.8 million in the fourth quarter of fiscal year 2006. The Operating Profit for the fourth quarter was $781 thousand, a 153% increase, compared with an Operating Profit of $309 thousand in the fourth quarter of fiscal year 2006. The Net Earnings for the quarter was $776 thousand or $0.08 per share, compared with Net Earnings of $296 thousand or $0.03 per share in the fourth quarter of fiscal year 2006.
For the 2007 fiscal year ended January 31, 2008, revenues were $16.6 million compared with $15.9 million in fiscal year 2006. The Operating Loss for the fiscal year was $704 thousand compared with an Operating Profit of $182 thousand in fiscal year 2006. The Net Loss for fiscal year 2007 was $736 thousand or $0.08 per share compared with Net Earnings of $96 thousand or $0.01 per share in fiscal year 2006.
Using a non-GAAP measure, the Company reported non-GAAP revenues for Fiscal Year 2007 of $17.7 million (which includes approximately $1.1 million of software licensing revenues which could not be recognized under GAAP until such time as site specific integration of our standard software required by the customer can be completed) and a non-GAAP Operating Profit of $396 thousand.
J. Brian Patsy, President and Chief Executive Officer, stated, “Our strong fourth quarter performance was in line with our traditional operating patterns. This was a direct result of the fact that we finalized contract negotiations on several significant transactions in the fourth quarter of the 2007 fiscal year. Our operating results in the fourth quarter of the 2006 fiscal year and the first three quarters of the 2007 fiscal year were adversely impacted by protracted contract negotiations and the inability to recognize revenue on a major contract signed in the second quarter of the 2007 fiscal year until such time as site specific integration of our standard software required by the customer can be completed.

As I have stated in the past, significant quarterly fluctuations in revenues and operating profit may result from the timing of contract closings, as these contracts can be complex and often require extensive negotiations. Because our 2007 revenues were adversely impacted by these delays and not by the loss of any anticipated opportunities in the pipeline, we have revised our annual revenue growth expectations upward for fiscal 2008.
Since we expect to complete the site specific integration in 2008 on a major contract signed in 2007, we anticipate we will be able to recognize the software revenue for that transaction in 2008. Although we believe that there may continue to be instances where we will not be able to recognize software revenues on other transactions in the future due to potential provisions for future deliverables in those contracts, we will discontinue reporting revenues on a non-GAAP basis in 2008. We believe we have now reached a point where there will be relative balance between the revenue benefits from previous year’s revenue deferment and the deferment of revenue into future fiscal years.
Here are some of the more significant milestones for fiscal 2007:
Announced that Oregon Health Science University went live with our workflow solutions, integrated with EPIC Systems in the first quarter;
Added an additional remote hosting solution client in the first quarter;
Added a new multi-facility healthcare organization in the second quarter;
Announced the strategic partnership with HERAE, LLC to offer our revenue cycle solutions in the second quarter;
Announced a significant expansion of our workflow solutions at the Children’s Medical Center of Dallas in the second quarter;
Announced the listing of Streamline Health on the Fortune Small Business Magazine’s list of America’s fastest growing small companies for 2007;
Announced our agreement with Emergis Inc. in our third quarter, under which Emergis is integrating and reselling our accessANYwareTM document management repository and document workflow solutions with its Oacis Electronic Medical Record (EMR) solution;
Announced the signing of two new clients in the fourth quarter of the fiscal year.”
Mr. Patsy continued, “It has been a difficult and challenging year with the inordinately long delays in the negotiations of contracts and the inability to recognize revenues on the expansion of our solutions at an existing client because of an integration requirement. However, our plans call for the release of 4 to 6 new workflows this year, which will have a positive impact on 2008 revenues. Accordingly, we anticipate a very strong first half of fiscal 2008, and as a result, we expect significant revenue growth for the entire year.”

Mr. Patsy concluded, “Our vision is to provide enterprise-wide business process improvement solutions to healthcare organizations through the application of the following six integrated technologies: document workflow, document management, portal connectivity, e-forms, integration/interoperability with legacy systems and Optical Character Recognition (OCR). Our comprehensive solutions and services address and improve inefficient business processes to eliminate process ‘Friction PointsTM’ that impede the flow of document-centric information throughout the healthcare enterprise.
CONFERENCE CALL INFORMATION
The fourth quarter and fiscal year end conference presentation and call will be held at 10:00 a.m. Eastern Time, on Tuesday April 1, 2008. The call will feature remarks from J. Brian Patsy, President and Chief Executive Officer, and Paul W. Bridge, Jr., Chief Financial Officer.
To listen to the call please go to www.streamlinehealth.net approximately twenty minutes before the conference call is scheduled to begin. You will need to register as well as download and install any necessary audio software. The webcast will be available on the website for 30 days.
About Streamline Health Solutions, Inc.
Streamline Health is a leading supplier of workflow and document management tools, applications and services that assist healthcare organizations and strategic business partners’ customers to improve operational efficiencies through business process optimization. The Company provides integrated tools and technologies for automating document-intensive environments, including document workflow, document management, e-forms, portal connectivity, optical character recognition (OCR) and interoperability.
The Company’s workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes throughout the revenue cycle, such as chart coding, abstracting and completion, remote physician order processing, pre-admission registration scanning and signature capture, insurance verification, secondary billing services, explanation of benefits processing and release of information processing. The Company’s solutions also address the document workflow needs of the Human Resource and Supply Chain Management processes of the healthcare enterprise. All solutions are available for purchase or through a remote hosting services model that better matches customers’ capital or operating budget needs.
Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including secure web-based access. These integrated solutions allow providers and administrators to link existing systems with documents, which can dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart processing, document retention and archiving. For additional information, please visit our website at http://www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the expectations and timing of the execution of new licensing agreements and the related timing of the revenue recognition related thereto, the impact that increased expenditures on infrastructure and products could have on operations which may not result in projected increases in revenues, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell Streamline Health products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
DISCUSSION OF NON-GAAP FINANCIAL MEASURES
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it includes certain software revenue that can not be recognized due to the provision of certain product roadmaps or future deliverables as a part of the selling or contract process. We also consider the use of non-GAAP earnings helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing results of the business inclusive of software revenue that generates cash but can not be recognized due to contract provisions that include product roadmaps or future product deliverables. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and operating results. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP operating results to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue, operating results and earnings (loss) per share, allows for greater transparency in the review of our financial and operational performance. We believe that providing non-GAAP information for certain software revenue that can not be recognized allows the users of our financial statements to review both the GAAP revenue in the period, as well as the non-GAAP revenue, thus providing for enhanced understanding of our historic and future financial results. We further believe that providing this information for fiscal year 2007 allows investors to not only better understand our financial performance because we signed a significant new contract and could not recognize such revenue under GAAP until such time as site specific integration of our standard software required by the customer can be completed but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

Because we expect that in the future we will encounter similar situations, we believe we have reached a point where there will be relative balance between the revenue benefits from previous year’s revenue deferment and the deferment of revenue into future fiscal years thus negating the need for non GAAP reporting.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for a measure of financial performance prepared in accordance with GAAP. Furthermore, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.
Streamline Health Solutions, Inc.
Reconciliation of Supplemental Financial Information
Unaudited

	Fourth Quarter		Fiscal year
	2007	2006	2007	2006
GAAP total Revenue	$5,636,611	$3,843,731	$16,563,300	$15,866,973
Software license adjustment	—	—	1,100,000	—

Total Non-GAAP revenue	$5,636,611	$3,843,731	$17,663,300	$15,866,973

GAAP Operating income (loss)	$780,863	$308,958	$(703,687)	$181,590
Software license adjustment	—	—	1,100,000	—

Total Non-GAAP Operating income	$780,863	$308,958	$396,313	$181,590

GAAP Net earnings (loss)	$775,823	$295,961	$(735,562)	$96,461
Software license adjustment	—	—	1,100,000	—

Total Non-GAAP Net earnings	$775,823	$295,961	$364,438	$96,461

GAAP earnings (loss) per share	$0.08	$0.03	$(0.08)	$0.01
Software license adjustment	—	—	0.12	—

Total Non-GAAP earnings per share	$0.08	$0.03	$0.04	$0.01

Financial Statements Attached

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2008	2007	2008	2007
Revenues:
Systems sales	$2,111,003	$802,271	$3,016,095	$4,278,792
Services, maintenance and support	2,647,641	2,204,586	10,004,138	8,314,979
Application-hosting services	877,967	836,874	3,543,067	3,273,202

Total revenues	5,636,611	3,843,731	16,563,300	15,866,973

Operating expenses:
Cost of systems sales	1,097,288	377,334	2,904,077	2,426,595
Cost of services, maintenance and	1,010,141	960,113	4,098,746	3,609,386
support Cost of application-hosting services	264,766	274,936	1,083,141	1,130,583
Selling, general and administrative	1,717,199	1,432,992	6,048,214	5,802,656
Product research and development	766,354	489,398	3,132,809	2,716,163

Total operating expenses	4,855,748	3,534,773	17,266,987	15,685,383

Operating profit (loss)	780,863	308,958	(703,687)	181,590
Other income (expense):
Interest income	4,697	13,062	22,256	77,337
Interest expense	(2,373)	(23,879)	(26,221)	(131,286)
Other expense	(4,964)	—	(16,510)	—

Earnings (loss) before income taxes	778,223	298,141	(724,162)	127,641
Income tax (expense)	(2,400)	(2,180)	(11,400)	(31,180)

Net earnings (loss)	$775,823	$295,961	$(735,562)	$96,461

Basic net earnings (loss) per common share	$0.08	$0.03	$(0.08)	$0.01

Diluted net earnings (loss) per common share	$0.08	$0.03	$(0.08)	$0.01

Number of shares used in per common share computations — basic net earnings (loss)	9,254,450	9,211,399	9,234,313	9,195,415

Number of shares used in per common share computations — diluted net earnings (loss)	9,334,038	9,712,825	9,234,313	9,722,346

CONDENSED CONSOLIDATED BALANCE SHEETS

	January 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$2,189,010	$3,316,614
Accounts receivable, net of allowance for doubtful accounts of $100,000 and $200,000, respectively	2,832,852	2,281,313
Contract receivables	1,833,842	1,357,433
Other, including deferred tax assets of $185,000 and $625,000, respectively	1,171,050	1,170,430

Total current assets	8,026,754	8,125,790

Property and equipment:
Computer equipment	2,235,104	2,132,853
Computer software	1,086,691	847,328
Office furniture, fixtures and equipment	731,346	733,320
Leasehold improvements	574,257	568,098

	4,627,398	4,281,599
Accumulated depreciation and amortization	(3,153,675)	(2,704,329)

	1,473,723	1,577,270
Capitalized software development costs, net of accumulated amortization of $6,643,235 and $5,116,658, respectively	4,878,694	3,753,361
Contract receivables — non-current	—	554,888
Other, including deferred tax assets of $1,690,000 and $1,250,000, respectively	1,720,114	1,289,536

	$16,099,285	$15,300,845

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,518,682	$619,362
Accrued compensation	536,599	432,142
Accrued other expenses	521,210	541,904
Deferred revenues	5,183,333	3,693,668
Current portion of capitalized leases	—	91,002

Total current liabilities	7,759,824	5,378,078

Long-term debt	—	1,000,000
Capitalized leases	—	56,049
Lease incentives	146,525	222,484

Stockholders’ equity:
Convertible redeemable preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value per share, 25,000,000 shares authorized, 9,260,320 and 9,211,399 shares issued, respectively	92,603	92,114
Capital in excess of par value	35,542,222	35,286,238
Accumulated (deficit)	(27,441,889)	(26,734,118)

Total stockholders’ equity	8,192,936	8,644,234

	$16,099,285	$15,300,845

Consolidated Statements of Cash Flows

	Fiscal Year
	2007	2006
Operating activities:
Net earnings (loss)	$(735,562)	$96,461
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	2,189,981	1,819,233
Equity award expense	142,642	111,137
Loss on disposal of property and equipment	16,510	—
Change in allowance for doubtful accounts	(100,000)	—
Cash provided by (used for) assets and liabilities:
Accounts, contract and installment receivables	(373,060)	921,316
Other assets	(440,620)	(178,699)
Accounts payable	899,321	(436,177)
Accrued expenses	111,554	(909,654)
Deferred revenues	1,489,665	1,076,484

Net cash provided by operating activities	3,200,431	2,500,101

Investing activities:
Purchases of property and equipment	(715,053)	(610,353)
Proceeds from disposal of property and equipment	138,775	—
Capitalization of software development costs	(2,652,000)	(2,130,000)
Other	(66,537)	(77,720)

Net cash (used for) investing activities	(3,294,815)	(2,818,073)

Financing activities:
Repayment of long-term debt	(1,000,000)	(1,000,000)
Payment of capitalized leases	(147,051)	(84,951)
Exercise of stock options and stock purchase plan	113,831	85,318

Net cash (used for) financing activities	(1,033,220)	(999,633)

Increase (Decrease) in cash and cash equivalents	(1,127,604)	(1,317,605)
Cash and cash equivalents at beginning of year	3,316,614	4,634,219

Cash and cash equivalents at end of year	$2,189,010	$3,316,614

Supplemental cash flow disclosures:
Interest paid	$27,832	$129,674

Income taxes paid (refund)	$9,202	$66,537